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                                                                    EXHIBIT 99.6
[NETWORK SOLUTIONS LOGO]

                            TENTATIVE AGREEMENTS AMONG ICANN, THE U.S.
                            DEPARTMENT OF COMMERCE, AND NETWORK SOLUTIONS, INC.

                           (Posted September 28, 1999)

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[NOTE: ICANN HAS POSTED THE FOLLOWING DOCUMENT FOR PUBLIC REVIEW AND COMMENT. TO
SUBMIT COMMENTS, CLICK HERE.]

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  MEMORANDUM OF UNDERSTANDING (MOU) BETWEEN THE DEPARTMENT OF COMMERCE (DOC) AND
         THE INTERNET CORPORATION FOR ASSIGNED NAMES AND NUMBERS (ICANN)

                                   AMENDMENT 1

Pursuant to the Memorandum of Understanding (MOU) between the Department of Commerce (DOC) and the Internet Corporation for Assigned Names and Numbers (ICANN), dated November 25, 1998, the Parties hereby agree to adopt the following terms as contemplated in Section V of the MOU:

1. The Agreement entitled "Registry Agreement" between ICANN and Network Solutions, Inc. (NSI) dated ________ and relating to the provision of registry services for the .com, .net and .org TLDs is hereby approved by the DOC. ICANN will not enter into any amendment of, or substitute for, said agreement, nor will said agreement be assigned by ICANN, without the prior approval of DOC.

2. ICANN shall not enter into any agreement with any successor registry to NSI for the .com, .net. and .org TLDs without the prior approval by DOC of the successor registry and the provisions of the agreement between the registry and ICANN.

3. ICANN agrees that, in the event of the termination by DOC of the Cooperative Agreement pursuant to Section 1.B.8 of their agreement, ICANN shall (1) exercise its rights under its Registry Agreement with NSI to terminate NSI as the operator of the registry database for .com, .net and .org and (2) cooperate with the Department to facilitate the transfer of those registry operations to a successor registry.

4. In the event that the DOC, pursuant to the terms of the Registry Agreement between ICANN and NSI, approves the assignment of that agreement by ICANN to another non-profit entity, that new entity shall also be required to agree to be bound by this Agreement, and that entity shall succeed to the duties, obligations and benefits of this Agreement, and shall be recognized by DOC as the "NewCo" identified in Amendment 11 to the Cooperative Agreement and Section I.B.1 of Amendment 19 of the Cooperative Agreement.

5. If DOC withdraws its recognition of ICANN or any successor entity by terminating this Agreement, ICANN agrees that it will assign to DOC any rights that ICANN has in all existing contracts with registries and


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registrars.

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 Michael R. Roberts                              J. Beckwith Burr
 Interim President and CEO                       Assistant Administrator
 Internet Corporation for Assigned               National Telecommunications and
 Names and Numbers                               Information Administration


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                         PAGE MODIFIED 28-SEPTEMBER-1999



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